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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            ________________________


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of Earliest Event Reported) SEPTEMBER 23, 1996


                            STERLING SOFTWARE, INC.
               (Exact Name of Registrant as Specified in Charter)



  DELAWARE                          1-8465                      75-1873956
  (State of                       (Commission                 (IRS Employer
incorporation)                    File Number)              Identification No.)



    8080 NORTH CENTRAL EXPRESSWAY, SUITE 1100, DALLAS, TEXAS       75206
           (Address of Principal Executive Offices)              (Zip Code)

      Registrant's telephone number, including area code:  (214) 891-8600

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ITEM 5.  OTHER EVENTS


     As previously reported by Sterling Software, Inc. ("Sterling Software") in its Quarterly Report on Form 10-Q for the period ended June 30, 1996, Sterling Software presently intends to distribute pro rata to its stockholders as a special dividend all of its remaining shares of common stock, par value $.01 per share ("Commerce Stock"), of Sterling Commerce, Inc. on a tax-free basis (the "Special Dividend"). The stockholders of Sterling Software approved the Special Dividend at the annual meeting of stockholders of Sterling Software held on May 29, 1996.

     A condition to the declaration of the Special Dividend by Sterling Software's Board of Directors (the "Sterling Software Board") was the receipt of a favorable ruling from the Internal Revenue Service (the "IRS") as to the tax-free nature of the Special Dividend. On September 23, 1996, Sterling Software received a favorable ruling from the IRS to the effect that the Special Dividend will qualify as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as amended.

     On September 23, 1996, the Sterling Software Board declared the Special Dividend, payable pro rata to the holders of record of Sterling Software's common stock, par value $.10 per share ("Software Stock"), as of the close of business on September 30, 1996 (the "Dividend Record Date").

     The number of shares of Commerce Stock to be distributed with respect to each outstanding share of Software Stock will depend upon the number of shares of Software Stock outstanding at the close of business on the Dividend Record Date. As of September 20, 1996, approximately 37,853,800 shares of Software Stock were outstanding and exercisable stock options and warrants evidencing the right to purchase approximately 646,400 shares of Software Stock were outstanding. Assuming all presently outstanding and exercisable stock options and warrants to purchase Software Stock are exercised prior to the Dividend Record Date, approximately 1.58960 shares of Commerce Stock would be distributed for every one share of Software Stock. Sterling Software cannot predict the number of stock options that will remain unexercised at the close of business on the Dividend Record Date. Sterling Software will issue a press release as promptly as practicable after the Dividend Record Date announcing the definitive distribution ratio.

     Under the terms of Sterling Software's stock option plans, any outstanding stock options that are not exercised prior to the close of business on the Dividend Record Date will be adjusted to preserve the economic value of such options. The adjustment will be made pursuant to a formula that will both increase the number of shares subject to options and decrease the exercise price thereof. The magnitude of the adjustment is not presently determinable because it will be determined based on the market price of the Software Stock prior to and following the time when the Software Stock first begins trading on an "ex-dividend" basis.

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     No fractional shares of Commerce Stock will be distributed in connection with the Special Dividend and instead a cash payment will be made to stockholders of Sterling Software who otherwise would be entitled to receive fractional shares. Certificates representing whole shares of Commerce Stock are expected to be mailed on or about October 7, 1996 to record holders of Software Stock as of the close of business on the Dividend Record Date. Checks representing cash payments to record holders who would otherwise be entitled to receive fractional shares of Commerce Stock will be mailed as promptly as practicable thereafter. The First National Bank of Boston will act as disbursing agent for the cash payments.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                STERLING SOFTWARE, INC.


                                By    /s/ JEANNETTE P. MEIER
                                    ----------------------------------------
                                    Jeannette P. Meier
                                    Executive Vice President, Chief Financial
                                    Officer, General Counsel and Secretary

Date:  September 23, 1996

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